AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (the "Amendment") is made as of January 1, 2010 between Mission Community Bank ("Employer") and Mission Community Bancorp, a California corporation ("MCB") and Brooks Wise ("Executive"), with reference to the following:

W I T N E S S E T H

A.           Employer and Executive are currently parties to that certain Employment Agreement effective as of June 18, 2007 (the “2007 Agreement”) specifying the terms of Executive's employment by Employer as President of Employer, as amended by Amendment No. 1 to Employment Agreement dated as of December 29, 2008 (“Amendment No. 1”).  The 2007 Agreement and Amendment No. 1 are collectively referred to as the “Agreement”.

B.           The parties hereto now desire to amend the Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree that the following shall take effect as of the date hereof:

1.           TERM OF EMPLOYMENT

The first sentence of Section A(1) of the Agreement is revised to read in full as follows:  “The Bank hereby employs Executive and Executive hereby accepts employment with the Bank for the period commenting on the Effective Date and terminating on April 1, 2011, unless terminated earlier as provided for in this Agreement (the “Term”).

2.           COMPENSATION

The first sentence of Section C(1) of the Agreement is revised to read in full as follows:  “ For Executive's services hereunder, commencing on the Effective Date, the Bank shall pay or cause to be paid an annual base salary to Executive the sum of not less than One Hundred Thirty-Five Thousand Dollars ($135,000) for each year (i.e., 15-month period) of the Term (the “Base Salary”); provided, however, that the Base Salary shall be increased to a sum of not less than One Hundred Fifty Thousand Dollars ($150,000) commencing April 1, 2010 until the Agreement's termination on April 1, 2011.”

3.	EXECUTIVE BENEFITS

The first sentence of Section D(3)(a) of the Agreement is revised to read in full as follows:  “The Bank shall provide for Executive, at Bank’s expense, participation in the Bank’s existing medical, dental, vision, accident, health and life insurance benefits in accordance with benefits provided to Bank employees generally, but at least at a level commensurate with other officers of the Bank; provided that commencing [January 1, 2010], the Bank shall reimburse Executive for premiums paid with respect to a life insurance policy providing benefits of up to  $500,000, provided that the annual premium for such coverage does not exceed $2,000 (collectively, the “Insurance Coverage”).

4.           No Further Amendment.  Except as set forth herein the terms of the Agreement shall remain in full force and effect without modification or amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 23rd  day of March, 2010:

EMPLOYER:	Mission Community Bank By: /s/ William B. Coy Name: William B. Coy Title: Chairman of the Board
MCB:	Mission Community Bancorp By: /s/ William B. Coy Name: William B. Coy Title: Chairman of the Board
EXECUTIVE:	/s/ Brooks Wise Name: Brooks Wise